Exhibit 10.30

Maximum Amount Mortgage Contract

Fujian Branch of China Construction Bank

Exhibit 10.30

The Maximum Amount Mortgage Contract (the “Contract”) is entered into by the following parties:

Guarantor (Party A): Please see Article 14 of the Contract for details.

Creditor (Party B): Please see Article 14 of the Contract for details.

Article 1	MORTGAGE PROPERTY

I.	Party A shall set up a mortgage to the property as listed in the “Mortgage Property List” of the Contract.

II.

The issuance of new certificate of property right or other rights, causing inconsistency between the “Mortgage Property List” or certificate of other rights (mortgage right) or certify documents of mortgage right kept by Party B and the above mentioned newly issued certificates of right or the registration at the registration authority, shall not be the reason for Party A to refuse to bear the mortgage responsibility.

III.

Unless otherwise agreed by the both parties or otherwise stipulated by laws, any additional items on the mortgage property for reasons of adhesion, mixing, processing, reconstruction, etc. shall become the mortgage for the creditor’s right of Party B, and Party A shall conduct the necessary procedures such as mortgage registration per the request of Party B.

IV.

If the value of the mortgage properties has decreased or is going to decrease, which will affect the realization of the creditor’s right of Party B, Party B shall set new mortgage per the request of Party B.

Article 2	THE GUARANTEE SCOPE AND THE LIMIT AMOUNT OF THE MAXIMUM MORTGAGE

I.

The guaranty scope of this Maximum Mortgage Contract covers all the debts under the Master Contract including but not limited to the total principal, interest (including compound interest and penalty interest), breach penalty, compensation, other expense paid by debtor to Party B (including but not limited to relevant handling fee, telecom expense, sundry expense and relevant bank expense rejected by foreign beneficiary under the L/C), Party B’s expense in realizing credits and guaranty rights (including but not limited to lawsuit expense, arbitration expense, property safeguard expense, travel expense, implementation expense, evaluation expense, auction expense, notarization expense, transportation expense, announcement expense and lawyer’s expense).

II.	See Article 15 of this Contract.

III.

Even if the time of the formation of the loans, advanced fees, interests, or costs under the Master Contract or any other credits of Party B are not within the period for determine the credit, the above mentioned credits are still within the guarantee scope of this maximum mortgage. The expiration date of the period of the performance of the credit shall not be restricted or limited by the expiration date of the period for determine the credit.

Exhibit 10.30

Article 3	REGISTRATION OF THE MORTGAGE PROPERTY

Both Parties hereto shall, within five working days of execution of this Contract, proceed with mortgage registration procedures at relevant registration authority. Party A shall, on or before the day of completion of mortgage registration, submit to Party B for its custody the originals of Other Title Certificate, Mortgage Registration Certificate and other title certificates vesting with the mortgage property.

Article 4	CHANGE OF MASTER CONTRACT

I.

Party A agrees that Party B and debtor may sign a Master Contract or make any modification to the Master Contract (including but not limited to the extension of the performance period of the debts or the increase of the principal amount of the credits) without notifying Party A, and Party A shall still bear the mortgage responsibility within the maximum amount and guarantee scope set forth by this Contract.

II.	Party A’s liability as a guarantor is not reduced or exempted due to any of the following conditions:

(II)	Party B or the debtor has undergone change of formality, merging, integration, separation, capital increase/reduction, joint venture, joint business operation and name change;

(III)	Party B has entrusted a third party to fulfill its due obligations under the Master Contract.

III.

In case of the transfer of the credits under the Master Contract to a third party, the mortgages under this Contract shall also be transferred along accordingly, and Party A shall assist Party B and the relevant third party with the procedure of the mortgage alternation registration required by law.

IV.

In case of invalidation, cancellation or voidance of any transfer of debts or credits under the Master Contract, Party A shall continue to be responsible as a guarantor for Party B according to this Contract.

Article 5	THE OCCUPATION AND SAFEKEEPING OF THE MORTGAGE PROPERTY

I.

Party A shall duly occupy, safe keep and maintain the mortgage property, use the mortgage property reasonably, keep and mortgage property intact and pay all taxes related to the mortgage property on time. Party B has the right to examine the mortgage property, and may request Party A to submit to Party B for its custody the original certificate of right of the mortgage property.

Exhibit 10.30

II.

In case Party A entrust or authorize a third party to occupy, safekeep or use the mortgage property, Party A shall notify such third party of the existence of Party B’s mortgage right, and shall request the third party to keep the mortgage property intact, accept the examination of Party B and shall not hamper Party B in the realization of Party B’s mortgage right.

III.

Party A alone shall be responsible for the personal injury or property damage caused by the mortgage property. If Party B is held responsible for such damage or have advanced the compensation for such damage, Party B have to right to claim such cost from Party A.

Article 6	THE INSURANCE OF THE MORTGAGE PROPERTIES

I.

Unless otherwise agreed by both parties, Party A shall purchase insurance for the mortgage properties according to the relevant law and the type, period and amount of the insurance required by Party B.

II.

The content of the insurance policy shall be consistent with the requirements of Party B, and shall not contain any restrictive provisions which impair the interest of Party B. The insurance policy shall specially indicate that: Party B is the indemnity payee of priority (first beneficiary); no alternation of the insurance policy shall be made without the written consent of Party B; when an insurance risk happened, the insurance indemnity shall be wired directly to the designated account of Party B. If the mortgage properties are insured but the insurance policy has not specify the above mentioned content, corresponding notes and alternations shall be made on the insurance policy.

III.

Party A shall ensure that the insurance is continuously effective, and shall not for any reason cause the insurance to be suspended, withdrew or invalidated, or decrease the liability of the insurer, or alter the insurance policy without the consent of Party B. If the debts guaranteed by Party A were not paid in full at the time when the insurance period is due, Party A shall renew the insurance and extend the insurance period accordingly.

IV.

Party A shall, within five (5) working days of execution of this Contract (or of the day of completion of renewal of insurance if the insurance of mortgage property is renewed), deliver to Party B the original of the insurance policy against the mortgage property and shall reserve and maintain at Party B relevant documents necessary for making any insurance claim or transferring of insurance interests.

V.	Party B can chose the following methods in dealing with the insurance indemnity of the mortgage properties, Party A shall assist with the relevant procedures:

	(I)	Upon Party B’s consent, use the insurance indemnity to repair the mortgage properties to restore the value of the mortgage properties;

Exhibit 10.30

(II)	Pay off or pay in advance the principle and interest of the credits and other relevant fees under the Master Contract;

(III)	Provide mortgage for the credits under the Master Contract;

(IV)	If Party A provides new guarantee which met the requirements of Party B, Party A can freely dispose the insurance indemnity.

Article 7	RESTRICTION ON PARTY A’S DISPOSAL OF MORTGAGE PROPERTIES

I.

Party A shall not dispose the mortgage properties in any way without the written consent of Party B, including but not limited to lease, bestow, transfer, contribute, re-guarantee, move, use for public welfare purpose.

II.

With the written consent of Party B, the payment received by Party A’s disposing of the mortgage properties shall be deposited into a designated account of Party B; Party B has the right to chose any of the methods stipulated under Section V (II) to (IV) of Article 6 to deal with the money received from the above mentioned payment, and Party A shall assist with the relevant procedures.

Article 8	THIRD PARTY’S HAMPER

I.

If the mortgage properties were levied, expropriated, removed, confiscated, recovered without consideration by the state, or seized, froze, detained, supervised, retained, auctioned, compulsorily occupied, damaged or disposed in other ways by any third party, Party A shall promptly notify Party B and take measures to stop, exclude, or other recovery measures to prevent the damage from expanding; Party A shall provide new guarantee which meet the requirement of Party B per Party B’s request.

II.

If any of the above mentioned circumstances happened, the rest of the mortgage property remains the mortgage for the credits of Party B. Any indemnity or compensation received by Party A for reason of the above mentioned circumstances shall be deposit into a designated account of Party B. Party B have the right to chose any of the methods stipulated under Sections V (I) to (IV) of Article 6 to deal with the money received from the above mentioned payment, and Party A shall assist with the relevant procedures.

Article 9	THE REALIZATION OF THE MORTGAGE

I.

If the debtor fail to perform the debt matured under the Master Contract or declared to be matured in advance, or violate any other agreements reached under the Master Contract, Party B have the right to dispose the mortgage properties.

II.

The value of the mortgage properties listed in the “Mortgage Property List” of this Contract or otherwise agreed upon by both parties (“estimated value”), whether or not registered with relevant authorities, does not represents the final value of the mortgage properties, the final value of the mortgage property shall be the net value which equal to the payment received for the disposition of the mortgage properties deducts all relevant tax fees.

Exhibit 10.30

If the mortgage properties are used to compensate for the credits of Party B, such estimated value shall not be regarded as the actual amount to offset the credits, the actual value of the mortgage properties shall be reached by negotiation between both parties or determined fairly according to law.

III.

The payment received by Party B for the disposition of the mortgage property, after paying the cost of realization or auction (including but not limited to storage fees, evaluation costs, auction fees, transfer fees, tax fees, the land transferring fees for the use-right of state-owned land, etc.), shall be first used to payoff the debt under the Master Contract, and then the remaining amount shall be returned to Party A.

IV.

If Party A is the debtor, Party B can apply for compulsory enforcement against Party A’s properties other than the mortgage properties, and giving up mortgage right or the disposition of mortgage property do not serve as the prerequisite for such compulsory enforcement.

V.	Party A shall not in any way (including performance and omission) hamper Party B to realize the mortgage right.

VI.

Regardless of whether Party B has other guarantee (including but not limited to guarantee, mortgage, lien, ) against the credits under the Master Contract, L/G, L/C, etc.), the time of setting and validity of such guarantee, whether such guarantee were provided by the debtor, Party A’s obligation as a guarantor under this Contract shall not be reduced or exempted, Party B can directly request Party A to undertake its responsibility as a guarantor within the scope of the mortgage according to this Contract, and Party A shall not raise any objection.

VII.

If the maximum amount of mortgage obligation stipulated by this Contract is lower than the unpaid amount of the actual credits under the Master Contract, and the debt under the Master Contract has not been fully performed after Party A perform its obligation as a guarantor, Party A hereby agree that when claiming (including claiming in advance) its subrogated rights or recovery rights to the debtor or other guarantors, it shall not in any way impair the interest of Party B, and agrees that the debt under the Master Contract shall be pay off prior to the exercise of Party A’s subrogated rights or recovery rights.

Specifically, before Party B’s credits were fully paid off,

(I)

Party A agrees not to claim its subrogated rights or recovery rights to the debtor or other guarantors; if, for any reason, Party A realized such rights, the amount gained should be preferentially used to fulfill the unpaid credits of Party B;

Exhibit 10.30

(II)

If there are real securities against the debts under the Master Contract, Party A agrees not to use subrogated rights or other reasons to claim the amount gained by disposing such collaterals, and the amount gained should be preferentially used to fulfill the unpaid credits of Party B;

(III)	If the debtor or other guarantor have provided counter security to Party A, then amount realized from such counter security should be preferentially used to fulfill the unpaid credits of Party B.

VIII.

If the Master Contract failed to be established, failed to come into effect, is invalid (in total or in part), or is avoided or cancelled, and Party A is not the debtor, then Party A and the debtor are jointly and severally responsible for the debtor’s debt to return the property or indemnify the damage.

IX.

Party A is well aware of the risk combined with the interest rate. If Party B, according to the provisions under the Master Contract or the interest rate policy of the State, adjust the level of the interest rate, the method of interest accrual or interest settlement, causing the increase of the amount of the interest, penalty interest, compound interest which the debtor should pay, Party A shall also be responsible for the increased part.

X.

If, apart from the debts under the Master Contract, the debtor bears other matured debts towards Party B, Party B have the right to charge RMB or other currency expenses to compensate in the account set up by the debtor in the system of China Construction Bank for the collection of any of the debt, and Party A’s responsibility as a guarantor will not be reduced or exempted.

Article 10	RESPONSIBILITY FOR BREACHING THE CONTRACT

I.	Party A’s Responsibility for Breaching the Contract

(I)	If Party A breaches the Contract or any or its representation and warranty is false, wrong or omits information, Party B have the right to take one or more of the following measures:

1.	Request Party A to correct the breach within a limited period of time;

2.	Request Party A to provide new security;

3.	Request Party A to compensate for the damages;

4.	Dispose the mortgage properties;

5.	Any other relieves or remedies permitted by law.

Exhibit 10.30

(II)

Party B has the right to chose any of the measures stipulated under Section V (II) to (IV) of Article 6 to deal with the payment received for the disposing of the mortgage property, and Party A shall assist with the handling of the relevant procedures.

(III)

If the mortgage is not properly set, or the value of the mortgage properties decreased, or Party B failed to promptly or fully realize its mortgage rights for reason of Party A, and Party A is not the debtor, Party B has the right to require Party A to be jointly and severally responsible with the debtor to the secured debts within the scope of guarantee under this Contract.

II.	Party B’s Responsibility for Breaching the Contract

If Party B, because of its own fault, lost the certificates of right of the mortgage properties provided by Party A; or when the debt under the Master Contract is fully performed, but Party B failed to return the certificates of right of the mortgage properties in time, or after receiving Party A’s request, failed to assist with the cancellation procedure of the mortgage registration in accordance with law, Party A has the right to take one or more of the following measures:

	(I)	Request Party B to pay for the cost for the re-handling of the certificates of rights of the mortgage properties;

	(II)	Request Party B to return the certificates of right of the mortgage properties in a limited period of time, or assist Party A with the cancellation procedure of the mortgage registration.

Article 11	MISCELLANEOUS

I.	The Bearing of Costs

Unless otherwise agreed upon by both parties, Party A shall bear all costs related to this Contract of the mortgage properties under this Contract (including but not limited to such costs for the occupation, management, disposing, registration, notarization, insurance, transportation, storage, safekeeping, evaluation, maintenance, auction, transfer, etc.).

II.	Allocation and charging of payable expense

As for Party A’s amount payable under the Contract, Party B has the right to charge RMB or other currency expense from Party A’s account established in the China Construction Bank—it is not necessary to notify Party A in advance. Once it needs to handle the sales and purchasing of foreign exchange or exchange settlement, Party A is obliged to assist Party B; Party A shall bear the exchange rate risks.

III.	Use of Party A’s information

Exhibit 10.30

Party A allows Party B to inquire Party A’s credit status from individual credit information database of People's bank of China or any other individual credit information database approved by credit rating authority or other relevant work unit, department and person. All credit report obtained are limited to be used on purposes stipulated in Provisional Rules on Management of Individual Credit Information Database issued by People’s bank of China. Party A allows Party B to provide its credit information for individual credit information database of People's bank of China or any other individual credit information database approved by credit rating authority. Party A also agrees that Party B may use and disclose its information reasonably for the necessary of business.

IV.	Collection by Public Notice

As for Party A’s breach of the Contract, Party B has the right to report to the relevant government agency and make an announcement through news media to collect the debt.

V.	Effect as Evidence of Party B’s record

Except for reliable and confirmed contrary evidence, Party B’s following documents constitute evidence to prove the credit relationship under the Master Contract: internal account record of Party B’s principal, interest, expense and repayment record; receipt and voucher during debtor’s handling withdrawal, repayment and interest payment made or reserved by Party B; loan collection record and voucher by Party B. Party A cannot object to Party B’s personal fabrication or reservation of the above records, receipts and vouchers.

VI.	Reservation of Right

Party B’s rights under the Contract do not affect or eliminate any rights enjoyed according to relevant laws, stipulations and other contracts. Any grace, forgiving, preference or postponed exercising of any contract rights aimed at the breach or delay cannot be taken as the abandonment of rights and interests under the Contract or permission or approval of any breach of the Contract; besides, they do not affect, block or hinder the continuous exercising of the rights or exercising of any other rights and do not ask Party B to bear any responsibilities and obligations for Party A.

If Party B fails to exercise or delays exercising of any rights under the Master Contract or fails to completely utilize any rescue operation under the Master Contract, Party A’s guaranty responsibilities under the Contract can not be reduced or exempted; however, once Party B reduces or exempts the debts under the Master Contract, Party A’s guaranty responsibilities under the Contract are reduced and exempted accordingly.

Exhibit 10.30

VII.

Party A should promptly notify Party B in the event of Party A’s dismantlement, dissolution, going into bankruptcy procedure, annulment, the cancellation of Party A’s industry and commerce registration, the suspension of Party A’s business license, or mortgage properties were, for reasons of natural causes or a third party, damaged, lost, infringed, out of Party A’s control, or the ownership of the mortgage property is in dispute or its certificate was annulled.

VIII.	Debtor’s dissolution or bankruptcy

In the event that Party A knows that the debtor has entered into dissolution or bankruptcy procedure, it shall immediately notify Party B to report the debts; at the same time, it shall participate in the dissolution or bankruptcy procedure in a timely manner and exercise the claim right in advance. If Party A knows or should have known that the debtor has entered into dissolution or bankruptcy procedure but fails to exercise the claim right in advance, Party A shall be responsible the incurred losses.

In spite of Section 6 of Article II, if Party B and debtor reach a reconciliation agreement in the debtor’s bankruptcy procedure or a restructuring plan, Party B’s rights under the Contract are not affect by reconciliation agreement or restructuring plan; Party A’s guarantee responsibilities are not reduced or exempted. Party A can not defend against Party B’s claim of right through the conditions stipulated in the reconciliation agreement and restructuring plan. As for the credits compromised by Party B in the reconciliation agreement and restructuring plan to the debtor without repayment, it still has the right to require Party A for continuous repayment.

IX.	Dissolution or Bankruptcy of Party A

In the event that dissolution or bankruptcy occurs to Party A, even if Party B’s right of debts under the Master Contract has not expired, Party B has the right to participate in the dissolution or bankruptcy procedure and claim the right.

X.

In case of any changes in Party A’s communication address or contact method, it shall immediately notify Party B in written form; in case of any losses arising from timely notification failure, Party A shall bear relevant losses by itself.

XI.

If Party A or debtor fails to strictly comply with relevant laws, stipulations or regulations concerning environmental protection, energy saving, discharge reduction and pollution reduction or in case of any possible energy consumption and pollution risks, Party B has the right to exercise the guaranty rights under this Contract in advance and adopt other remedial measures permitted by the Contract or law.

XII.	Conditions for the Effectiveness of the Contract

Exhibit 10.30

This Contract becomes effective upon signing or official seal by Party A’s legal representative (responsible person) or authorized agent and signature or official seal by Party B’s responsible person or authorized agent.

Article 12	Mortgage Property List

See Article 19 of this Contract.

Article 13	PARTY A’S REPRESENTATIONS AND GUARANTEES

I.	Party A fully understands Party B’s business scope and authorized power.

II.

Party A has read all the provisions of the Contract and Master Contract. In response to Party A’s requirements, Party B has specified relevant provisions of this Contract and Master Contract. Party A has known and adequately understood the meaning of provisions in this Contract and Master Contract and its legal consequence.

III.

Party A has the legal qualification of a guarantor. Party A’s guarantee under this Contract is in compliance with the provisions of laws, administrative regulations, rules and the article of association or internal documents of Party A, and has been approved by the Company’s internal competent institutions and/or national competent authorities. All the duties incurred due to that Party A has no right to sign this Contract shall be burdened by Party A, including but not limited to fully compensate the losses of Party A caused hereby.

IV.

Party A has confirmed it adequately knows the debtor’s assets, debts, business, credits and reputation, whether it has the main qualification and power of signing the Master Contract as well as all the contents of Master Contract.

V.

Party A enjoys the ownership right or right to disposal of the collaterals as confirmed by the laws. The collaterals are not public facilities, or properties that are prohibited to be circulated or transferred according to the laws, and are not involved in any title dispute.

VI.	There are no other co-owners with respect to the collaterals, or although there are other co-owners, such mortgage or security has been approved in writing by such co-owners.

VII.

The collaterals have no defects or title encumbrance other than those have been disclosed in writing to Party B, including but not limited to that the collaterals belong to articles prohibited for circulation, being seized, detained, under custody, rented, or under lien, or articles on which any purchase payment, repair fee, construction price, tax, fee for granting of land use right or damages compensation is delayed or articles having been pledged to secure any other third party’s interests.

VIII.	All the data and information relating to the collaterals provided by Party A for Party B are true, legal, complete and accurate.

Exhibit 10.30

IX.	The mortgage and guarantee provided by Party A will not infringe on any legal right and interest of any third party nor violate any legal obligation or any obligation set forth in this Contract.

Exhibit 10.30

Special Clauses

This Maximum-amount Mortgage Contract is numbered: (2009) Jian Ping Song Gao Di Zi No.3

ARTICLE 13 INFORMATION OF PARTIES TO THIS CONTRACT:

Mortgagor (Party A): Fujian Yada Froup Co., Ltd. (福建亚达集团有限公司)

Address: Shuinan Industrial Park, Songxi County （松溪县水南工业区）

Zip Code: 353500

Legal representative (person in charge): Zhan Youdai （詹有代）

Fax.: 2332598
Telephone: 2325688

Mortgagee (Party B): China Construction Bank Corporation Limited Songxi Sub-branch (中国建设银行股份有限公司松溪支行)

Address：No.121 Jiefang Street, Songyuan Town, Songxi County

Zip Code: 353500

Person in charge: Liu Liquan（刘立泉）

Fax.: 0599-2322644
Telephone: 0599-2322670

Whereas, for purpose of continually handling credit facilities (the following first item) for Fujian Yada Group Co., Ltd. (hereinafter referred to as the “Debtor”), Party B will enter into (and/or has entered into) with the Debtor during the period from 2011 to 2014 (hereinafter referred to as the “Period for Determination of Creditor’s Rights”) the Renminbi Fund Facility Contract, Foreign Exchange Fund Facility Contract, Bank Acceptance Agreement, L/C Issuance Contract, L/G Issuance Agreement and/or other legal documents (the said contracts, agreements and/or other legal documents entered into during the Period for Determination of Creditor’s Rights are referred to as the “Master Contract” hereinafter).

(1)	Granting Renminbi/foreign exchange facilities;
(2)	Acceptance of commercial draft;
(3)	Issuance of L/C;
(4)	Issuance of L/G;
(5)	Other credit facilities: Left blank.

Exhibit 10.30

Party A is willing to provide a maximum-amount mortgage to secure the debts of the Debtor under the Maser Contract. Pursuant to relevant applicable laws, regulations and rules, and based upon mutual consultation, Party A and Party B hereby enter into this Contract with the intention to be bound hereby.

ARTICLE 14 AGREEMENT ON PARAGRAPH 2 OF ARTICLE 2

The maximum amount of the mortgage obligation under this Contract is (Type of Currency) RMB (amount in words) Thirteen Million Eight Hundred Sixty Thousand Yuan in total. If Party A has implemented its mortgage obligations in accordance with this Contract, the maximum amount shall be deducted accordingly with the amount which has been implemented by Party A.

ARTICLE 15 AGREEMENT ON ARTICLE 3

Both Parties hereto shall, within five working days of execution of this Contract, proceed with mortgage registration procedures at relevant registration authority. Party A shall, on or before the day of completion of mortgage registration, submit to Party B for its custody the originals of Certificate of jus in re aliena, Mortgage Registration Certificate and other title certificates vesting with the mortgage property.

ARTICLE 16 AGREEMENT ON PARAGRAPH 4 OF ARTICLE 6

Party A shall, within five working days of execution of this Contract (or of the day of completion of renewal of insurance if the insurance of mortgage property is renewed), deliver to Party B the original of the insurance policy against the mortgage property and shall reserve and maintain at Party B relevant documents necessary for making any insurance claim or transferring of insurance interests.

ARTICLE 17 OTHER AGREEMENTS

1.           If Party A or the Debtor fails to comply with relevant laws, regulations or rules with respect to environmental protection, energy saving and emission reduction or reduction of contamination, or may cause any risk concerning energy consumption or pollution, Party B shall have the right to exercise its right to mortgage under this Contract, and may resort to any other remedy agreed under this Contract or permitted by the laws.

2.           This field is left blank.

ARTICLE 18 RESOLUTION OF DISPUTE

Any dispute arising from or in connection with the implementation of this Contract may be settled through consultation, and if such a consultation fails, such dispute shall be settled through the first means listed in the following. During the proceeding of any litigation or arbitration, all provisions other than the provision(s) in dispute under this Contract shall remain enforceable.

Exhibit 10.30

(1)           Institute legal proceedings to the people’s court at the domicile of Party B;

(2)           Submit such dispute to (This field is left blank) arbitration commission for arbitration at (The place of arbitration is left blank). The arbitration shall be conducted in accordance with the applicable arbitration rules in effect at the time of application for arbitration. The award thus given shall be final and binding upon both Parties hereto.

ARTICLE 19 THIS CONTRACT IS MADE OUT IN QUADRUPLICATE.

ARTICLE 20 AGREEMENT ON ARTICLE 12

The collaterals under this Contract are listed as follows:

List of Mortgage Properties

Title of collateral	Number of title certificate and other certificates	Address	Area or quantity	Value of collateral (Ten thousand Yuan)	Amount that has been mortgaged to secure other liabilities (ten thousand Yuan)	Remarks

Building or other right to use of land within the occupation area	Song Guo Yong (2002) No. 12, Song Guo Yong (2003) No. 023, Song Fang Quan Zheng Song Zi No. 020020116, Song Fang Quan Zheng Song Zi No. 020050294.	Shuinan Industrial Park, Songxi County and West Nong Gong Road, Songxi County.	Land area 26,000m2, Constructi on area 17,000m2	1980	This field is left blank	This field is left blank

ARTICLE 21 REPRESENTATIONS AND WARRANTIES OF PARTY A

1.           Party A knows clearly the business scope, power and authorization of Party B;

2.           Party A has read this Contract and all articles of the Master Contract. Party B has made explanation on relevant articles of this Contract and Master Contract as required by Party A. Party A has fully known and understood the meaning of all articles of this Contract and the Master Contract and the legal consequence thereon.

3.           Party A has the legal qualification to act as Guarantor. Party A’s guarantee under the Contract conforms to the provisions of the laws, administrative rules and regulations, and Articles of Association or internal organizational documents of Party A, and has obtained approvals from the competent internal organizations of Party A or the competent Chinese authorities. Any and all liabilities resulting from Party A’s liabilities of disqualification for entering into the Contract shall be assumed by Party A, including, but not limited to, indemnifying Party B against all the losses sustained by Party B therefrom.

Exhibit 10.30

4.           Party A confirms that it has fully understood the information concerning the assets, debts, business, creditworthiness, and credit standing of the Debtor, whether the Debtor has the power and capacity to enter into the Master Contract all the contents of the Master Contract.

5.           Party A enjoys the ownership right or right to disposal of the collaterals as confirmed by the laws. The collaterals are not public facilities, or properties that are prohibited to be circulated or transferred according to the laws, and are not involved in any title dispute.

6.           There are no other co-owners with respect to the collaterals, or although there are other co-owners, such mortgage or security has been approved in writing by such co-owners.

7.           The collaterals have no defects or title encumbrance other than those have been disclosed in writing to Party B, including but not limited to that the collaterals belong to articles prohibited for circulation, being seized, detained, under custody, rented, or under lien, or articles on which any purchase payment, repair fee, construction price, tax, fee for granting of land use right or damages compensation is delayed or articles having been pledged to secure any other third party’s interests.

8.           All the data and information relating to the collaterals provided by Party A for Party B are true, legal, complete and accurate.

9.           The mortgage and guarantee provided by Party A will not infringe on any legal right and interest of any third party nor violate any legal obligation or any obligation set forth in this Contract.

Party A (company seal):	Party B (company seal):
Legal representative (person in charge)	Person in charge
Or authorized agent (signature)	Or authorized agent (signature)